===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [_]

         Check the appropriate box:
            [_]  Preliminary Proxy Statement
            [_]  Confidential, for Use of the Commission Only
                 (as permitted by Rule 14a-6(e)(2))
            [x]  Definitive Proxy Statement
            [_]  Definitive Additional Materials
            [_]  Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                               ICOS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                         CALCULATION OF FILING FEE

======================================================================================================================
                                                    Per unit price or other
                                                      underlying value of         Proposed
 Title of each class of     Aggregate number of      transaction computed          maximum
  securities to which       securities to which      pursuant to Exchange      aggregate value of
  transaction applies:      transaction applies:        Act Rule 0-11:            transaction:         Total Fee Paid
======================================================================================================================

======================================================================================================================

     [_]  Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       ------------------------
     (3)  Filing Party:
                       --------------------------------------------------------
     (4)  Date Filed:
                     ----------------------------------------------------------

===============================================================================

March 30, 2001

Dear Stockholder:

   I cordially invite you to ICOS Corporation's Annual Meeting of Stockholders to be held on Friday, May 4, 2001, at 9:30 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101.

   This year you are asked to (1) elect three members to the Company's Board of Directors, (2) approve an amendment to the 1999 Stock Option Plan to increase the number of shares authorized under the Plan and (3) ratify the appointment of KPMG LLP as the Company's independent public accountants for fiscal year 2001.

   As the Company's Chairman, I urge you to elect the three nominated directors and vote "For" the remaining proposals. It is important that your shares be represented, whether or not you plan to attend the meeting. Therefore, please take a few minutes to vote now. To validate your vote, you must follow the specified instructions on your proxy card and mark, sign and date the reverse side of the enclosed proxy card. Please mail the completed proxy card in the enclosed prepaid envelope.

   After the transaction of formal business at the meeting, management will provide an update on the Company's progress. We will also respond to questions from stockholders. After the meeting, we invite you to visit our Bothell facility. We will provide roundtrip transportation from the Four Seasons Olympic Hotel to the Bothell facility. Space is limited so please make a reservation for the visit and/or bus transportation by calling our Investor Relations Department at (425) 489-8687.

   On behalf of ICOS Corporation, thank you for your support of the Company.

                                          Regards,

                                          /s/ Paul N. Clark

                                          Paul N. Clark
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                           President

                               ICOS Corporation

              22021 - 20th Avenue S.E., Bothell, Washington 98021

                 Notice of 2001 Annual Meeting of Stockholders

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of ICOS Corporation will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101, on Friday, May 4, 2001, at 9:30 a.m., for the following purposes:

    1. To elect three directors to serve until the third Annual Meeting of Stockholders following their election and until their successors are elected and qualified;

    2. To approve an amendment to the 1999 Stock Option Plan to increase the number of shares authorized under the Plan;

    3. To ratify the appointment of KPMG LLP as the Company's independent public accountants for fiscal year 2001; and

    4. To transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

      Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of the Company's Common Stock be present in person or represented by proxy. To ensure representation at the Annual Meeting, you are urged to mark, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope.

      Only stockholders of record at the close of business on March 8, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Paul N. Clark
                                          Paul N. Clark
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                           President

March 30, 2001
Bothell, Washington

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE
      AND RETURN THE ACCOMPANYING PROXY CARD, WHETHER OR NOT YOU PLAN TO
                          ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT
                              OF ICOS CORPORATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ICOS Corporation, (the "Company"), the principal address of which is 22021 - 20th Avenue S.E., Bothell, Washington 98021, of proxies in the accompanying form for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 4, 2001, at 9:30 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is March 30, 2001.

      Each share of the Company's $.01 par value Common Stock ("Common Stock") outstanding at the close of business on March 8, 2001 is entitled to one vote at the Annual Meeting. Proxies are solicited so that each stockholder may have an opportunity to vote on all matters that are scheduled to come before the Annual Meeting. When properly executed proxies are voted, the shares represented thereby will be voted in accordance with the stockholders' directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card, or, if no choice has been specified, the shares will be voted as recommended by the Company's Board of Directors.

      Under Delaware law and the Company's Restated Bylaws, the presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the Annual
Meeting: (i) the three nominees for election as directors who receive the greatest number of votes cast in the election of directors will be elected and
(ii) matters 2 and 3 listed in the accompanying Notice of 2001 Annual Meeting of Stockholders will be approved if a majority of shares of Common Stock, present in person or represented by proxy and entitled to vote at the meeting, vote in favor of such matter. Means have been provided whereby a stockholder may withhold the vote for any director and may vote against, or refrain from voting on, any matter other than the election of directors. Under Delaware law and the Company's Restated Bylaws: (i) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (ii) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected, and, accordingly, abstentions and broker non-votes will not affect the election of directors; (iii) proxies that reflect abstentions as to a particular proposal (other than the election of directors) will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and (iv) proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

      The enclosed proxy card also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of mailing this Proxy Statement but that may properly be presented for action at the Annual Meeting.

  YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND
   RETURN THE ACCOMPANYING PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE
                                ANNUAL MEETING.

      Any stockholder returning a proxy has the power to revoke it at any time before shares represented thereby are voted at the Annual Meeting. Any shares represented by an unrevoked proxy will be voted according to that proxy unless the stockholder attends the Annual Meeting and votes in person. A stockholder's right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice of such revocation should be given to the Company's Secretary at or before the Annual Meeting.

      The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company in person or by telephone, facsimile transmission, telegraph or telex. No compensation will be paid for such solicitation.

      Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of Common Stock. The Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Voting Securities and Record Date

      Holders of Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share of Common Stock held of record. On March 8, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting, 52,601,535 shares of Common Stock were outstanding.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership, as of February 12, 2001, of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each director and nominee for director; (iii) each of the Named Executive Officers included in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                                                        Shares
                                                     Beneficially  Percentage of
Name and Address                                     Owned (1) (2) Common Stock


William H. Gates III................................   5,707,259       10.7%
 c/o Michael Larson
 2365 Carillon Point
 Kirkland, WA 98033


George B. Rathmann (3)..............................   2,727,639        5.1%
 5404 Lake Washington Blvd. N.E., Apt. I
 Kirkland, WA 94033


Frank T. Cary.......................................     191,363          *


Paul N. Clark.......................................     597,051        1.1%


James L. Ferguson...................................     168,648          *


David V. Milligan...................................      79,199          *


Robert W. Pangia....................................     152,113          *


Alexander B. Trowbridge.............................     149,113          *

                                                      Shares
                                                   Beneficially  Percentage of
Name and Address                                   Owned (1) (2) Common Stock


Gary L. Wilcox (4)................................     583,786        1.1%


Walter B. Wriston.................................     163,863          *


W. Michael Gallatin...............................     273,799          *


Thomas P. St. John................................     270,227          *


Clifford J. Stocks................................      33,701          *


All directors and executive officers as a group
 (16 persons).....................................   8,584,751       15.4%

--------

 *   Less than 1%.

(1) Unless otherwise indicated, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Amounts shown include shares owned and stock options and warrants that may be exercised within 60 days of February 12, 2001.

(2) Includes options and warrants that may be exercised for Common Stock within 60 days of February 12, 2001, for each individual as follows:
     William H. Gates III, 681,640 shares; George B. Rathmann, 756,000 shares; Frank T. Cary, 152,113 shares; Paul N. Clark, 597,051 shares; James L. Ferguson, 160,113 shares; David V. Milligan, 79,099 shares; Robert W. Pangia, 152,113 shares; Alexander B. Trowbridge, 144,113 shares; Gary L. Wilcox, 560,786 shares; Walter B. Wriston, 144,113 shares; W. Michael Gallatin, 231,299 shares; Thomas P. St. John, 227,727 shares; Clifford J. Stocks, 33,701 shares; and all directors and executive officers as a group, 3,340,972 shares.

(3)  Includes 1,971,639 shares held by the Rathmann Family Revocable Trust.

(4)  Includes 23,000 shares held by the Gary and Susan Wilcox Living Trust.

Election of Directors

      The Company's Board of Directors consists of nine directors, each of whom is elected for a three-year term. The Board of Directors is divided into three classes, with one class of directors elected to three-year terms at each Annual Meeting of Stockholders. Six of the directors are serving terms that continue beyond the Annual Meeting. Of the continuing directors, three are serving terms that will not expire until the 2002 Annual Meeting of Stockholders and three are serving terms that will not expire until the 2003 Annual Meeting of Stockholders. At the Annual Meeting, three directors will be elected, each of whom will hold office for a term of three years and until his successor is elected and qualified.

      The Board of Directors has unanimously nominated Paul N. Clark, William
H. Gates III and Robert W. Pangia for election at the Annual Meeting. Unless otherwise instructed, it is the intention of the persons named as proxies on the enclosed proxy card to vote shares represented by properly executed proxies for the three nominees to the Board of Directors named above. If any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the Board. No circumstances are presently known that would render any nominee named herein unavailable to serve.

      Nominees for Election as Class 2 Directors. The following are the nominees to serve as Class 2 Directors until the Annual Meeting of Stockholders to be held in 2004:

      Paul N. Clark (age 54) has been one of the Company's directors, Chief Executive Officer and President since June 1999, and the Chairman of the Board since February 2000. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and board member after serving previously as Vice President from 1984 to 1990 and Senior Vice President from 1990 to 1998. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company. Mr. Clark received his M.B.A. from Dartmouth College, Amos Tuck School, and his B.S. in finance from the University of Alabama.

      William H. Gates III (age 45) has been one of the Company's directors since July 1990. Mr. Gates is a co-founder of Microsoft Corporation, a software company, and was its Chief Executive Officer and Chairman of the Board from its incorporation in 1981 until January 2000; he has been its Chief Software Architect and Chairman of the Board since January 2000.

      Robert W. Pangia (age 49) has been one of the Company's directors since April 1990. Currently a private investor, Mr. Pangia served from 1987 to 1996 as Executive Vice President and Director of Investment Banking at PaineWebber Incorporated, an investment banking and securities brokerage firm. From 1986 to 1987, he was a Managing Director with Drexel Burnham Lambert, an investment banking firm. From 1977 to 1986, Mr. Pangia worked in various positions in the Corporate Financing Department at Kidder Peabody & Co., an investment banking and securities brokerage firm, including serving as Director of the Technology Finance Group. He is currently a director of IDEC Pharmaceuticals, Inc.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE ABOVE-NAMED NOMINEES
                          TO THE BOARD OF DIRECTORS.

Continuing Class 3 Directors (until 2002)

      The three Class 3 Directors, Alexander B. Trowbridge, Gary L. Wilcox and Walter B. Wriston, are currently serving terms that expire at the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

      Alexander B. Trowbridge (age 71) has been one of the Company's directors since January 1990. From January 1990 to the present, he has served as President of Trowbridge Partners, Inc., a business consulting firm. From 1980 to 1990, he was President of the National Association of Manufacturers, a national trade association. From 1976 to 1980, he was Vice Chairman of Allied Chemical Corporation, a chemical manufacturing company, and he was President of The Conference Board, a management and economic research organization, from 1970 to 1976. In 1967 and 1968, Mr. Trowbridge was United States Secretary of Commerce, and he served as Assistant Secretary of Commerce from 1965 to 1967. He currently serves as a director of E.M. Warburg-Pincus Funds, Harris Corporation and Sunoco, Inc.

      Gary L. Wilcox, Ph.D. (age 54) joined the Company in September 1993 as Executive Vice President, Operations, and has been one of the Company's directors since 1993. In April 1995, Dr. Wilcox was appointed the Company's Corporate Secretary. From 1989 to 1993, Dr. Wilcox served as Vice Chairman, Executive Vice President and director of XOMA Corporation, a biotechnology company. From 1982 to December 1989, he was the President and Chief Executive Officer of International Genetic Engineering, Inc. (known as Ingene), a biotechnology company, which he co-founded. In 1989, Ingene was acquired by XOMA Corporation. Dr. Wilcox is currently a director of London Pacific Group Limited and Pepperdine University. He received his Ph.D. and M.A. in molecular biology and biochemistry, and his B.A. in cellular and molecular biology from the University of California at Santa Barbara.

      Walter B. Wriston (age 81) has been one of the Company's directors since January 1990. From 1967 to 1984, he served as Chief Executive Officer of Citicorp and its subsidiary Citibank, N.A., part of a national banking association, and he served as Chairman of the Board of Citicorp and Citibank, N.A. from 1970 through 1984. Mr. Wriston currently serves as a director of Cygnus, Inc. and Vion Pharmaceuticals, Inc.

Continuing Class 1 Directors (until 2003)

      The three Class 1 Directors, Frank T. Cary, James L. Ferguson and David
V. Milligan, are currently serving terms that expire at the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

      Frank T. Cary (age 80) has been one of the Company's directors since January 1990. He was Chief Executive Officer and Chairman of the Board of International Business Machines Corporation, a business equipment manufacturer, from 1973 to 1980. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus, Inc., Lexmark International Group, Inc., Lincare, Inc. and Vion Pharmaceuticals, Inc.

      James L. Ferguson (age 75) has been one of the Company's directors since January 1990. From 1973 to 1989, he served in various capacities at General Foods Corporation, a food manufacturing company, including Chief Executive Officer and President. Mr. Ferguson currently serves as a director of Vion Pharmaceuticals, Inc., a member of The Business Council and Council on Foreign Relations, a Trustee of the Aspen Institute and a Life Trustee of Hamilton College.

      David V. Milligan, Ph.D. (age 60) has been one of the Company's directors since October 1995. From May 1998 to the present, he has served as a vice president of Bay City Capital, a San Francisco-based merchant bank. From 1979 to 1996, he served in various capacities at Abbott Laboratories, retiring as Senior Vice President and Chief Scientific Officer after previously heading both the diagnostics and the pharmaceutical research and development sectors. Dr. Milligan is currently non-executive Chairman of the Board of Caliper Technologies, Inc. and Versicor, Inc., as well as a member of the boards of directors of Collabra Pharma, Maxia Pharmaceuticals, Inc. and Reliant Pharmaceuticals LLC.

Other Executive Officers

      Leonard M. Blum (age 40) joined the Company as Vice President, Marketing in June 2000 and was appointed the Company's Vice President, Sales and Marketing in January 2001. From August 1997 to June 2000, Mr. Blum served in various capacities for Merck Sharp & Dohme Israel, a pharmaceutical company, including Marketing Director and Business Unit Director. He joined Merck and Co. in 1987, served in several positions in the United States, and led sales and marketing teams in Germany, Israel and Switzerland. His previous experience includes service as an officer in the United States Army Special Forces and a Corporate Financial Analyst with the Investment Banking Division at Shearson Lehman American Express, a financial services company. Mr. Blum received his M.B.A. from the Stanford Graduate School of Business and his A.B. in economics from Princeton University. He was a Fulbright Scholar in international finance at the University of Zurich.

      W. Michael Gallatin, Ph.D. (age 47) has been the Company's Vice President and Scientific Director since April 1995. Dr. Gallatin joined the Company in 1990 as Director of the Cell Adhesion Program and became a Senior Director, Science, in July 1992. He was appointed Vice President, Biological Research, in October 1993. Prior to joining ICOS Corporation, Dr. Gallatin was a faculty member of the Fred Hutchinson Cancer Research Center in Seattle, Washington, and an affiliate faculty member of the Department of Microbiology at the University of Washington. He received his Ph.D. in immunology from the University of Alberta and his B.S. in zoology from Truman State University (formerly Northeast Missouri State University).

      Thomas P. St. John, Ph.D. (age 48) has been the Company's Vice President, Therapeutic Development, since October 1993. Dr. St. John joined the Company in September 1990 as Director of the Structural Cell Biology Program and became a Senior Director, Science, in July 1992. Prior to joining ICOS Corporation, Dr. St. John was a faculty member of the Fred Hutchinson Cancer Research Center in Seattle, Washington, and an affiliate faculty member in the Department of Medicine and Department of Genetics at the University of Washington. Dr. St. John received his Ph.D. in biochemistry from Stanford University and his B.S. in biology from California Institute of Technology.

      Michael A. Stein (age 51) was appointed Vice President and Chief Financial Officer of ICOS Corporation in January 2001. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a fashion specialty retailer, where he was responsible for all finance functions, information technology services, real estate and store planning, operations support and legal matters. From 1989, until he left to join Nordstrom in 1998, Mr. Stein worked in various capacities for Marriott International, Inc., a global hospitality company, and its predecessor, Marriott Corporation, serving as Executive Vice President and Chief Financial Officer from 1993 to 1998. Prior to Marriott, Mr. Stein spent 18 years with Arthur Andersen LLP, where he was a partner based in the firm's Washington, DC office. Mr. Stein received his B.S. in business administration from the University of Maryland at College Park, MD.

      Michael B. Stewart, M.D. (age 50) joined the Company in October 2000 as Vice President, Clinical Affairs. From September 1990 to March 2000, Dr. Stewart worked in various capacities for Bristol-Myers Squibb Company, a global health and personal care corporation, including serving as Vice President, Immunology, Inflammation, Pulmonary and Dermatology, from December 1997 to March 2000, Vice President, Research and Development, for Bristol-Myers Squibb's Intercontinental Medicines Group from January 1996 to December 1997 and Vice President, Scientific Affairs, for Bristol-Myers Squibb (Canada) from January 1995 to January 1996. He received his M.D. from the University of Maryland School of Medicine and his B.S. in natural sciences from Johns Hopkins University.

      Clifford J. Stocks (age 42) has been the Company's Vice President, Business Development, since January 1999. Mr. Stocks joined the Company in February 1992 as a Business/Corporate Development Manager and became Director, Business Development, in January 1993 and Senior Director, Business Development, in January 1997. From October 1989 to September 1991, Mr. Stocks was an Associate with Booz Allen & Hamilton, a management consulting firm. Mr. Stocks received his M.B.A. from the University of Chicago Graduate School of Business and his B.S. in biology from the University of Utah.

Information on Committees of the Board of Directors and Meetings

      The Board of Directors met eight times during the fiscal year ended December 31, 2000. All directors, except Mr. Gates attended at least 75% of the meetings of the Board of Directors and of meetings held by all committees of the Board of Directors on which they served. Mr. Gates attended five of the meetings of the Board of Directors.

      The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee consists of three nonemployee directors, Messrs. Ferguson, Trowbridge and Wriston (Chairman). The Committee is governed by an Audit Committee Charter, and each member must meet certain independence and financial literacy requirements. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company. The Committee recommends, to the Board of Directors, the selection, evaluation and compensation of the independent public accountants. The members meet with the independent public accountants and financial management to review: the scope of the proposed audit for the year; the audit procedures to be utilized; and, at the conclusion of the audit, the audit reports. In addition, the Audit Committee reviews the financial statements, the related footnotes and the independent public accountants' report thereon and makes related recommendations to the Board of Directors as the Committee deems appropriate. The Audit Committee met once during the fiscal year ended December 31, 2000.

      The Compensation Committee consists of three nonemployee directors, Messrs. Cary (Chairman) and Ferguson and Dr. Milligan. The Compensation Committee is responsible for establishing compensation levels for the Company's executive officers, establishing and administering performance-based compensation plans, evaluating the performances of the Company's executive officers, considering management succession and related matters, and administering the Company's stock option plan. The Compensation Committee met three times during the fiscal year ended December 31, 2000.

      The Nominating Committee consists of Messrs. Clark (Chairman), Trowbridge and Wriston. The Nominating Committee makes recommendations to the Board of Directors concerning the qualifications of prospective candidates to fill vacancies on, or to be elected or reelected to, the Board of Directors. The Nominating Committee also makes recommendations to the Board of Directors concerning candidates for election as Chief Executive Officer of the Company, election of other corporate officers and succession planning for senior management. No procedures have been established for considering nominations by stockholders. The Nominating Committee met once during the fiscal year ended December 31, 2000.

Compensation of Directors

      Pursuant to a policy in effect during 2000, directors who were not employees of the Company were paid an annual fee of $15,000 for service on the Board of Directors, a fee of $1,000 for each Board meeting attended and $500 for each Board committee meeting attended. In addition, pursuant to the stock option grant program for nonemployee directors in effect during 2000, each nonemployee director received a nonqualified stock option representing the right to purchase 4,276 shares of Common Stock. These options were fully vested and exercisable and had an exercise price equal to the closing market price on the date of grant.

      Pursuant to a policy adopted by the Board of Directors in January 2001, the Company will pay directors who are not employees of the Company an annual fee of $24,000 for service on the Board of Directors, a fee of $2,000 for each Board meeting and $1,000 for each Board committee meeting attended.

      Under the stock option grant program for nonemployee directors adopted by the Board in January 2001 (the "Director Program"), nonemployee directors will receive automatic stock option grants upon their initial election or appointment to the Board of Directors and, subject to certain limitations, at each annual meeting of stockholders thereafter, assuming continued service on the Board.

      Under the Director Program, upon their initial election or appointment to the Board of Directors, each eligible director will receive an initial grant of nonqualified stock options for a number of shares of Common Stock determined by dividing $1,000,000 by the closing market price of the Common Stock on the grant date. Commencing with the 2001 Annual Meeting of Stockholders, and at each annual meeting of stockholders thereafter, each eligible director will receive an annual grant of nonqualified stock options for a number of shares determined by dividing $535,000 by the closing market price of the Common Stock on the grant date. However, if the date of a director's initial grant upon election or appointment to the Board of Directors falls within the five-month period prior to an annual meeting of stockholders, that director will not be eligible for an annual grant until the second annual meeting of stockholders following the director's initial election or appointment.

      Stock options granted to nonemployee directors under the Director Program vest and become exercisable in two equal amounts as of each of the next two annual meetings of stockholders. However, if a director's initial grant upon election or appointment to the Board of Directors falls within the five-month period prior to an annual meeting of stockholders, the initial grant will vest and become 100% exercisable on the date of the second annual meeting of stockholders following the director's election or appointment. Vesting schedules, for both initial and annual grants, assume continued service on the Board during the vesting periods.

      The exercise price of the stock options granted under the Director Program will be equal to the closing market price of the Common Stock on the date of the grant. The options will have a ten-year term but cannot be exercised later than two years after termination of service as a director.

Executive Compensation

      The following table sets forth information regarding compensation paid by the Company during the past three fiscal years to its Chief Executive Officer and the other four most highly compensated individuals who were serving as executive officers at year-end (the "Named Executive Officers").

                          Summary Compensation Table


-------------------------------------------------------------------------------------------------------------
                                              Annual                    Long-Term
                                           Compensation             Compensation Awards
-----------------------------------------------------------------------------------------------------------
      Name and Principal                           Other Annual      Securities Underlying   All Other
          Position         Year   Salary ($)   Compensation ($)(2)      Options (#)        Compensation ($)
 -----------------------------------------------------------------------------------------------------------
  Paul N. Clark            2000   $550,000           $149,520                37,509            $178,288 (4)
  Chairman of the Board,   1999    271,000 (1)         62,781             1,500,000              90,512 (4)
  Chief Executive Officer
  and President
-------------------------------------------------------------------------------------------------------------
  Gary L. Wilcox           2000    416,000                 --                41,721                 414 (3)
  Executive Vice           1999    385,000                 --                44,291                 752 (3)
  President, Operations,   1998    345,000                 --                62,090                  --
  Secretary and Director
-------------------------------------------------------------------------------------------------------------
  W. Michael Gallatin      2000    308,000                 --                26,365                 270 (3)
  Vice President and       1999    280,000                 --                26,530                 459 (3)
  Scientific Director      1998    250,000                 --                40,152                  --
-------------------------------------------------------------------------------------------------------------
  Thomas P. St. John       2000    297,000                 --                25,963                 270 (3)
  Vice President,          1999    270,000                 --                27,314                 459 (3)
  Therapeutic Development  1998    230,000                 --                37,376                  --
-------------------------------------------------------------------------------------------------------------
  Clifford J. Stocks       2000    206,000                 --                39,354                 169 (3)
  Vice President, Business 1999    175,000                 --                15,000                 229 (3)
  Development              1998    137,000                 --                 7,500                  --
------------------------------------------------------------------------------------------------------------


(1) Mr. Clark became Chief Executive Officer and President of the Company on June 16, 1999.

(2) Represents payment of professional fees and taxes incurred in relation to certain payments made by the Company to, or for the benefit of, Mr. Clark. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

(3) Reflects group term life insurance premiums paid by ICOS Corporation for Mr. Stocks and Drs. Wilcox, Gallatin and St. John.

(4) Represents reimbursement of travel, temporary living expenses and other relocation costs in accordance with Mr. Clark's employment agreement, as well as group term life insurance premiums paid by ICOS Corporation. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

2000 Option Grants

      The following table sets forth certain information regarding stock options granted to the Named Executive Officers in 2000.

                         Option Grants in Fiscal 2000


-----------------------------------------------------------------------------------------------------------------------
                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                 Individual Grants                                         Stock Price Appreciation for
                                                                                                 Option Term (4)
-----------------------------------------------------------------------------------------------------------------------
                             Number of
                            Securities   Percent of Total
                            Underlying   Options Granted
                              Options    to Employees in   Exercise Price  Expiration
            Name            Granted (#)    Fiscal Year     ($/Share) (3)      Date            5% ($)         10% ($)
-----------------------------------------------------------------------------------------------------------------------
  Paul N. Clark              37,509 (1)         4%            $30.313        1/05/10  $      715,048  $    1,812,072
  Gary L. Wilcox             41,721 (1)         4%            $30.313        1/05/10         795,343       2,015,555
  W. Michael Gallatin        26,365 (1)         3%            $30.313        1/05/10         502,606       1,273,702
  Thomas P. St. John         25,963 (1)         3%            $30.313        1/05/10         494,942       1,254,281
  Clifford J. Stocks         24,354 (1)         2%            $30.313        1/05/10         464,269       1,176,549
                             15,000 (2)         1%            $46.313       10/18/10         436,885       1,107,153
-----------------------------------------------------------------------------------------------------------------------
  Totals for:
  Named Executive Officers  170,912            17%                                    $    3,409,093  $    8,639,312
  All Stockholders (5)                                                                $1,044,853,174  $2,647,863,087
-----------------------------------------------------------------------------------------------------------------------


(1) Represents options awarded to the Named Executive Officers pursuant to the Company's 1999 Management Incentive Program ("MIP") and/or periodic stock option grant program. The options granted to MIP participants in 2000 (for performance in 1999) were fully exercisable upon grant. The total number of MIP options granted to the Named Executive Officers in 2000 were 10,409, 16,554, 21,221, 14,265 and 14,263 to Messrs. Clark and Stocks, and
    Drs. Wilcox, Gallatin and St. John, respectively. Options granted pursuant to the periodic stock option grant program become exercisable in 48 equal monthly installments beginning January 5, 2000. Options expire ten years from the date of the grant. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already owned shares or, subject to certain conditions, by offsetting the underlying shares. According to the terms of the Company's stock option plan, certain changes of control of the Company would provide optionees the right to exercise their options in whole or in part whether or not the vesting requirements set forth in their option agreements have been satisfied. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" for a description of provisions regarding acceleration of vesting upon certain changes of control.

(2) Represents a supplemental stock option grant.

(3) The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of the grant based on the closing price of the Common Stock as reported on The Nasdaq Stock Market.

(4) The actual value, if any, that a Named Executive Officer or any other individual may realize will depend on the future performance of the Common Stock and overall market conditions, as well as the optionholders' continued employment through the vesting period. The realizable values presented above reflect assumed compounded annual growth rates of 5% and 10% in accordance with regulations of the Securities and Exchange Commission ("SEC"). These values are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. There can be no assurance that the actual value realized by a Named Executive Officer or stockholder will approximate the potential realizable values set forth in the table.

(5) The increase in the market value of the holdings of all the Company's stockholders over a ten-year period based on 52,382,830 shares of Common Stock outstanding as of December 31, 2000, at assumed annual rates of appreciation of 5% and 10% from a base price of $31.72 per share (which represents the weighted-average of the fair market value of the underlying Common Stock on the dates of the grants to Named Executive Officers during
    2000) would be $1,044,853,174 and $2,647,863,087, respectively. Thus, the potential realizable gain on options granted in 2000 to the Named Executive Officers represents 0.3% of the total realizable gain by all stockholders if the assumed appreciation rates of 5% and 10% are achieved. Actual gains, if any, depend on the future performance of the Common Stock and overall market conditions. The amounts reflected in the table may not necessarily be achieved.

2000 Option Exercises and Year-End Option Values

      The following table sets forth certain information regarding option exercises during 2000 and options held by Named Executive Officers as of December 31, 2000.

     Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values

------------------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities Underlying         Value of Unexercised
                                                                       Unexercised              In-the-Money Options at Fiscal
                                                             Options at Fiscal Year-End (#)            Year-End ($) (1)
------------------------------------------------------------------------------------------------------------------------------
                        Shares Acquired     Value
         Name           on Exercise (#)  Realized ($)        Exercisable       Unexercisable      Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------------
  Paul N. Clark                --         $      --             466,619           1,070,890  $     4,468,719   $    10,029,857
  Gary L. Wilcox             3,000           111,750            537,252              38,248       22,612,620         1,002,944
  W. Michael Gallatin          --                --             216,272              20,254        8,521,034           521,725
  Thomas P. St. John           --                --             209,007              19,315        8,184,242           495,518
  Clifford J. Stocks        96,258         2,842,013             19,737              31,689          755,925           519,810
------------------------------------------------------------------------------------------------------------------------------


(1) Stock options are valued based on the closing price of a share of Common Stock as reported on The Nasdaq Stock Market on December 29, 2000 ($51.938). There is no guarantee that if and when these options are exercised, they will have this value.

Compensation Committee Interlocks and Insider Participation

      During 2000, the Compensation Committee consisted of Messrs. Cary and Ferguson and Dr. Milligan. None of the Company's executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of the Company's Compensation Committee or Board of Directors.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing compensation levels for the Company's executive officers, establishing and administering performance-based compensation plans, evaluating the performances of the Company's executive officers, considering management succession and related matters, and administering the Company's stock option plans. The Committee is comprised of Frank T. Cary (Chairman), James L. Ferguson and David V. Milligan, all of whom are nonemployee directors of the Company. The Committee reviews, with the Board of Directors, all aspects of compensation for the executive officers; decisions regarding awards of stock options, however, are made solely by the Committee.

      The Committee takes into account the compensation paid by competing companies in the industry to assist it in determining the reasonableness of compensation for executive officers of the Company and to ensure that the Company is able to attract and retain key executive talent.

      The Committee's compensation policy is to structure executive compensation such that a substantial portion of the annual compensation of each executive officer is related to a combination of the Company's overall performance and each officer's individual contribution. As a result, much of an executive officer's compensation is comprised of stock options that, by their nature, provide value to that officer in direct proportion to the performance of the Common Stock price and, thus, its value to stockholders over time. These stock options are granted to executive officers pursuant to two separate programs--a performance-based incentive program and a periodic grant program.

      Base Salaries. Executive officer salary levels are based on a subjective evaluation of the compensation of the individual compared to competitive salaries of individuals in similar positions in the biotechnology industry; however, they are not targeted to a specific level of comparable compensation. In fulfilling its duties, the Committee relies on compensation statistics from various sources, including a survey of executive compensation for 408 public and private companies in the biotechnology industry (the "Survey"). Salary levels for 2000 for the Company's executive officers ranged between the 50th and 80th percentiles of base salary compensation for representative positions within the Survey for 2000. Approximately 49% of the public companies included in the

Survey are included in the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Pharmaceutical Stocks, which is included in the Stock Price Performance Graph on page 13.

      Annual and Long-Term Incentive Compensation. The Committee does not anticipate awarding annual cash bonuses while the Company is without earnings. Instead, a MIP was established in 1994 for certain executive officers of the Company. For 2000, Messrs. Clark, Blum and Stocks and Drs. Gallatin, Gray, St. John and Wilcox participated in this performance-based incentive program. Under the MIP, a competitive market value is established to determine the number of target options available for grant to participants based on their respective levels of responsibility. Option grants to MIP participants are based on a combination of Company performance and individual performance measured against predetermined incentive objectives that reflect aggressive goals, which in general exceed expected results for the year. For 2000 performance, the total number of stock options awarded to participants was based on the successful completion of a series of corporate objectives, listed in order of relative weighting. The objectives included clinical development, discovery research, business development, operations and financial performance. The size of individual grants to participants for 2000 performance was based on successful completion of objectives established for each individual and corporate goal performance. Stock option grants under the MIP have an exercise price equal to the fair market value of the Common Stock on the grant date, are immediately vested and generally expire after ten years or three months after termination of employment, whichever is earlier. MIP option grants for performance against 2000 objectives were made in January 2001.

      All Company employees, including executive officers, participate in a periodic stock option grant program. The program's primary purpose is to offer an incentive for long-term performance of the Company through increases in the market price of the Common Stock, and related return on equity to the Companyqs stockholders. Under the program, stock options are granted to employees on a periodic schedule, on the basis of each employee's respective salary, position within the Company and performance. In determining the size of stock option grants under the periodic program, the Committee considers the price of the Common Stock but does not consider the outstanding number of stock options held by each individual. The options granted through the program have an exercise price equal to the fair market value of the Common Stock on the grant date, vest monthly over a four-year period and generally terminate after ten years or three months after termination of employment, whichever is earlier.

      2000 Compensation of the Chief Executive Officer. Mr. Clark's compensation for 2000 was established in his employment agreement, which is more fully described in this proxy statement under the heading "Employment Contracts, Termination of Employment and Change of Control Arrangements." Mr. Clark's annual base salary for 2000 was $550,000. In addition, as a result of his participation in the MIP for 2000, in January 2001 Mr. Clark received a stock option to purchase 48,073 shares of Common Stock, or 105.9% of the individual grant target. This amount was based on a combination of the achievement of certain corporate objectives and individual performance criteria relating to clinical development, discovery research, business development and financial performance. In accordance with the Company's periodic stock grant program described above, Mr. Clark was awarded stock options in 2000 to purchase 27,100 shares of Common Stock.

      Section 162(m) Limitations on Executive Compensation. Compensation payments in excess of $1 million to each of the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation in 2001 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The 1999 Stock Option Plan (the "1999 Plan") is designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Submitted by the Compensation Committee of the Company's Board of Directors

      Frank T. Cary, Chairman
      James L. Ferguson
      David V. Milligan

Stock Price Performance Graph

      The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Stock Market Pharmaceutical Stocks, an index of approximately 291 companies, the stocks of which are quoted on The Nasdaq Stock Market and the Primary Standard Industrial Classification Code Number of which is 283, Pharmaceutical Companies. Upon request, the Company will provide to stockholders a list of companies that comprise The Nasdaq Pharmaceutical Stock Index. Note: Stock price performance shown for the Company is historical and not necessarily indicative of future price performance.

         Comparison of Cumulative Total Return Among ICOS Corporation, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies)
     and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks (1)

                   [COMPARISON GRAPHIC FOR ICOS CORPORATION]

                           12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
--------------------------------------------------------------------------------

  ICOS Corporation........     $100     $103     $248     $403     $397     $704

  CRSP Total Return Index
   for The Nasdaq Stock
   Market (U.S.
   Companies).............     $100     $123     $151     $213     $395     $238

  CRSP Total Return Index
   for The Nasdaq
   Pharmaceutical Stocks..     $100     $100     $104     $132     $248     $308
--------------------------------------------------------------------------------

(1) Assumes $100 was invested on December 31, 1995 in the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks. Total return performance for the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks is weighted based on the market capitalization of the firms included in each index and assumes that dividends are reinvested. The CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks are produced and published by the Center for Research in Security Prices at the University of Chicago, Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois 60607.

Report of the Audit Committee

      The members of the Audit Committee of the Board of Directors are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules. On May 3, 2000, the Audit Committee adopted a written Audit Committee Charter, a copy of which is provided herewith as Exhibit A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with the Company's management. In addition, the Audit Committee has discussed with the Company's independent public accountants, KPMG LLP ("KPMG"), the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed, with KPMG, their independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-K for 2000. The Committee also evaluated the performance of KPMG and recommended to the Board of Directors that KPMG be selected as the Company's independent public accountants, to examine and report on the Company's financial statements for the fiscal year ending December 31, 2001.

Submitted by the Audit Committee of the Company's Board of Directors

      Walter B. Wriston, Chairman
      James L. Ferguson
      Alexander B. Trowbridge

Employment Contracts, Termination of Employment and Change of Control
Arrangements

      Employment Agreement Between ICOS Corporation and Paul N. Clark. On June 11, 1999, the Company entered into an employment agreement with Paul N. Clark (the "Agreement"), pursuant to which Mr. Clark was to commence employment on June 16, 1999, serve as President and Chief Executive Officer of the Company, be elected a director of the Company, and have overall charge of and responsibility for the business and affairs of the Company. The Agreement is for a term of five years; however, starting with the second anniversary of the Agreement, the Agreement will be extended under a daily three-year "evergreen" feature such that the remaining term of the Agreement will always be at least three years unless either party gives notice of discontinuation of the "evergreen" feature. Under the terms of the Agreement, Mr. Clark's annual salary will be $500,000, subject to increase at the sole discretion of the Board, and Mr. Clark was granted a ten-year stock option (the "Option") to purchase 1,500,000 shares of the Company's Common Stock under the 1999
Plan. The exercise price for the portion of the Option that is to be treated as an incentive stock option is the closing price of the Common Stock as reported by The Nasdaq National Market on the date of commencement of Mr. Clark's employment. The exercise price for the portion of the Option that is to be treated as a nonqualified stock option is the closing price of the Common Stock as reported by The Nasdaq National Market on the date of execution of the Agreement by Mr. Clark, but not less than 85% of the closing Nasdaq National Market price on the date of commencement of employment. The Option vests ratably over a 60-month period. If the Company receives FDA approval of a new drug application, the last 300,000 shares to vest under the Option will accelerate in vesting as of the date of approval. If such approval occurs before June 30, 2002, Mr. Clark will be granted an additional option to purchase 300,000 shares at an exercise price equal to the closing price on the date of the grant, which vests in equal monthly amounts over a 48-month period. In addition, the Agreement also provides that Mr. Clark will be granted certain replacement stock options in the event that the exercise of the Option, the exercise of a previously granted replacement stock option, or the payment of taxes related to such exercises is affected by the surrender of other Common Stock held by Mr. Clark and that the then fair market value of the Common Stock is at least 25% higher than the exercise price of the Option or replacement stock option being exercised. The replacement stock options will be for the same amount of shares as surrendered by Mr. Clark, will vest six months after the date of grant, will have a term equal to the remainder of the original Option and will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

      The Agreement also obligates the Company to reimburse Mr. Clark for certain travel and temporary living expenses, relocation services, professional fees and taxes incurred in relation to certain payments made by the Company to, or for the benefit of, Mr. Clark under the Agreement.

      In the event of termination of employment by the Company without cause, or by Mr. Clark for good reason, the Agreement provides that (a) the Option will fully vest and be exercisable over the next two years, (b) any additional stock options, restricted stock or performance shares granted to Mr. Clark will likewise become fully vested, and (c) Mr. Clark will have the option of receiving (i) continuing payments of his then current annual salary plus an annual payment equal to his most recent annual performance cash bonus target (or most recent cash bonus payment) for a period of three years or (ii) a lump sum representing such salary continuation and bonus payment based on a 6% annual discount factor. The foregoing salary continuation and bonus payments will not be paid if, at the time of the termination, the aggregate built-in-gain of all vested stock options granted to Mr. Clark is greater than $6 million.

      If any payment to Mr. Clark under the Agreement or otherwise would subject him to federal excise taxes imposed under Section 4999 of the Code on "excess parachute payments," the Company is obligated to make an additional payment to Mr. Clark in an amount sufficient to cover (a) the excise tax due under such Section 4999, (b) all taxes due on such additional payment being paid to Mr. Clark, and (c) any interest and/or penalties with respect to such taxes.

      Employment Agreement Between ICOS Corporation and Gary Wilcox. In September 1993, the Company entered into a four-year employment agreement with Dr. Gary Wilcox pursuant to which Dr. Wilcox was employed as a senior executive officer of the Company and nominated for election to the Board of Directors. According to the terms of the agreement, Dr. Wilcox's employment is automatically renewed for successive one-year terms upon expiration of the initial four-year employment period, unless notice of nonrenewal is given. In the event that the Company terminates Dr. Wilcox's employment without cause or Dr. Wilcox terminates the agreement for good reason, Dr. Wilcox will receive severance pay through the end of the one-year term. The severance pay is based on his then current annual salary and may be reduced under certain circumstances.

      Change of Control Arrangements. Stock options outstanding under the Company's 1991 Stock Option Plan for Nonemployee Directors and the 1989 Stock Option Plan (the "Prior Plans"), and any options outstanding or to be granted under the 1999 Plan, will terminate in the event of a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Company's stockholders receive cash, stock or other property in exchange for or in connection with their shares of Common Stock. An optionee, however, would have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already owned shares or by offsetting the underlying shares, subject to certain conditions.

      If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, except in certain conditions, all options granted under the 1989 Stock Option Plan or the 1999 Plan, including those granted to executive officers, will be converted into options to purchase shares of the Exchange Stock unless the Company and the other corporation in their sole discretion determine that any or all such options will terminate. If it is determined that such options will terminate, the optionee will have the right immediately prior to such merger, consolidation, acquisition of property or stock, separation or reorganization to exercise such options in whole or in part whether or not the vesting requirements have been satisfied.

      If such options are converted into options for Exchange Stock, then each converted option will become fully vested and immediately exercisable unless such option is (a) assumed by the successor corporation or such option is to be replaced with a comparable option for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. Any such options that are assumed or replaced and do not otherwise accelerate at the time of the transaction will be accelerated in the event the optionee's employment or services should subsequently terminate within two years following such transaction, unless such termination is for cause or by the optionee voluntarily without good reason.

Proposal to Approve an Amendment to the 1999 Stock Option Plan to Increase the Number of Shares Authorized Under the Plan

      The purpose of the 1999 Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of selected employees, officers, directors, agents, consultants, advisors and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company. The Company's policy is to grant options to purchase shares of Common Stock to all employees to help ensure that the long-term interests and goals of stockholders are closely aligned with those of the individuals responsible for the Company's day-to-day operations and management. The Company's policy is to grant all employees stock options upon commencement of employment. The number of shares exercisable under each grant to new employees is based on the employee's level of responsibility and compensation. The Company also has a program of periodic stock option grants to existing employees subject to the achievement of individual and corporate objectives and based on each employee's respective responsibilities. In addition, the Company established a Management Incentive Program ("MIP") in 1994 for certain executive officers of the Company. Under the MIP, a number of stock options reserved for issuance under the 1999 Plan are set aside annually for potential grants to participants. Grants to participants under the MIP are based on achievement of certain corporate and individual objectives established annually. Furthermore, pursuant to the stock option grant program for nonemployee directors, eligible directors automatically receive initial and annual grants under the 1999 Plan (see "Compensation of Directors" for a description of the stock option grant program for nonemployee directors). The Company believes that the inherent value created by the granting of options under the 1999 Plan has proven to be a highly successful means of attracting, retaining and motivating highly qualified scientific, administrative and managerial talent.

      A total of 5,000,000 shares of Common Stock were made available for issuance under the 1999 Plan. In addition (a) any authorized shares not issued or subject to outstanding options under the Prior Plans plus (b) any shares subject to outstanding options under the Prior Plans that cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for shares), up to an aggregate maximum of 7,412,048 shares, were no longer available for grant and issuance under such plans, but became available for issuance under the 1999 Plan. On March 8, 2001, the Board of Directors unanimously adopted an amendment to the 1999 Plan that, subject to stockholder approval, would provide for the authorization to grant options to acquire up to an additional 5,000,000 shares of Common Stock under the 1999 Plan.

      As of February 12, 2001, 8,542,876 shares of Common Stock were subject to outstanding options and 1,620,777 shares of Common Stock remained available for future grants under the 1999 Plan. The Company and the Board of Directors believe that increasing the number of shares available for future grants is essential to retain and motivate existing employees through the periodic and MIP grant programs, as well as attract the number of new employees necessary to:

      . pursue pre-marketing activities to bring the Company's product candidates to market and establish marketing capabilities if and when a product candidate is ready for commercialization;

      . continue the development of the Company's current portfolio of product candidates in clinical trials;

      . engage in discovery and preclinical research to identify additional product candidates; and

      . support additional collaborations or the acquisition of technologies or products.

      The text of the 1999 Plan, as amended subject to stockholder approval, is attached to this Proxy Statement as Exhibit B and is incorporated herein by reference. The following description of the 1999 Plan is a summary and does not purport to be a complete description of the provisions of the 1999
Plan. See Exhibit B for more detailed information.

      Terms and Conditions of Stock Option Grants. The 1999 Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator"). At the discretion of the Administrator, options granted under the 1999 Plan may be either nonqualified stock options ("NSOs") or Incentive Stock Options ("ISOs"), which are intended to meet all the requirements of an "Incentive Stock Option" as defined in Section 422 of the Code. Under the 1999 Plan, the Administrator may grant ISOs to any employee of the Company and may grant NSOs to any employee, officer, agent, consultant, advisor or independent contractor of the Company. All option grants, except as noted below, expire ten years from the date of grant unless otherwise established by the Administrator. All option grants vest and become exercisable in equal monthly increments over a four-year period from the grant date, unless otherwise determined by the Administrator. All ISOs must have an exercise price that is at least 100% of the fair market value of the Common Stock on the grant date. NSOs are generally granted with an exercise price equal to 100% of the fair market value of the Common Stock on the grant date; however, in no case may the exercise price be less than 85% of the fair market value of the Common Stock on the grant date. Under the 1999 Plan, "fair market value" means the closing price of the Common Stock as reported by The Nasdaq Stock Market for a single trading date. The closing price of the Common Stock on February 12, 2001, was $52.00 per share.

      ISOs granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Company are limited to a five-year term, and the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

      Subject to vesting periods, each option may be exercised at any time in whole or in part in accordance with its terms. All stock options granted under the 1999 Plan terminate three months after termination of the optionee's relationship with the Company for reasons other than cause, disability, death or retirement, unless otherwise determined by the Administrator. Options terminate one year after termination due to death or disability and three years after termination due to retirement, unless the Administrator determines otherwise. If the optionee's relationship with the Company is terminated for cause, options terminate upon first notice of the termination, unless otherwise determined by the Administrator.

      Restrictions on Transfer. Options granted under the 1999 Plan are not transferable, pledgable or assignable other than (a) by will or the laws of descent and distribution or (b) to the extent permitted by the Administrator and Section 422 of the Code, by gift or other transfer to either (i) any trust or partnership in which the original optionee or such person's spouse or other immediate family member has a substantial beneficial interest or (ii) a spouse or other immediate family member; provided, however, that such a transfer would be subject to all the same terms and conditions contained in the instrument evidencing the option. In addition, in the Administrator's discretion, an optionee may designate a beneficiary to exercise the option after the optionee's death.

      In the event of any reorganization, stock dividend, stock split, spin-off or similar change in the Common Stock, the number and price per share of shares covered by unexercised stock options will be proportionately adjusted.

      For a description of treatment of stock options upon a change of control, see "Employment Contracts, Termination of Employment and Change of Control Arrangements."

      Federal Income Tax Consequences. The material U.S. federal income tax consequences to the Company and to any person granted a stock option under the 1999 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect as of the date hereof.

      NSOs. No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss (currently taxed at a maximum rate of 20%) if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date. If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

      ISOs. No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code). Upon the exercise of an ISO during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arm's-length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

      Company Deduction. In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) of the Code and Treasury Regulations promulgated thereunder. The 1999 Plan has been drafted to allow compliance with those performance-based criteria.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999
              STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
                   OF COMMON STOCK RESERVED UNDER THE PLAN.

Certain Relationships and Related Transactions

      In August 1997, ICOS Clinical Partners, L.P. (the "Partnership"), an affiliate of the Company, completed the sale of private investor interests in the Partnership. Such interests were sold as $100,000 investment units (each a "Unit"), each Unit consisting of one limited partnership interest and warrants representing the right to purchase 16,000 shares of the Company's Common Stock. In respect of the $100,000 purchase price for each Unit, each investor was required to make a cash payment in the amount of $30,000 and to deliver a non-interest bearing promissory note (an "Investor Note") payable to the Partnership, evidencing the investor's obligation to make installment payments to the Partnership of $25,000 on May 31, 1998 and May 31, 1999, and $20,000 on May 31, 2000. Dr. Rathmann, an officer and director of the Company during 2000, and Mr. Gates, a director of the Company, each purchased 41 Units for $4.1 million. Messrs. Cary, Ferguson and Pangia, directors of the Company, each purchased one Unit for $100,000. Dr. Rathmann and Messrs. Gates, Cary, Ferguson and Pangia all made their installment payments under their respective Investor Notes as such amounts were due and payable.

Proposal to Ratify Appointment of Independent Public Accountants

      The Board of Directors will request that the stockholders ratify its selection of KPMG LLP, independent public accountants, to examine and report on the financial statements of the Company for the fiscal year ending December 31, 2001. KPMG LLP examined the financial statements of the Company for the fiscal year ended December 31, 2000. Representatives of KPMG LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions of stockholders. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for the ratification of the Board's selection of KPMG LLP as the Company's independent auditors.

      The aggregate fees and expenses billed for professional services rendered by KPMG LLP for fiscal year 2000 were as follows:

     (1) Audit.......................................................  $ 79,182

     (2) Financial Information Systems Design and Implementation.....  $      0

     (3) All Other, primarily services in connection with the
         December 2000 public offering of 5.2 million shares of the
         Company's Common Stock......................................  $140,896

      The Audit Committee has considered whether the services provided to the Company, by KPMG LLP, are compatible with maintaining the public accountants' independence.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
        THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

Proposals of Stockholders

      A stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders and desires that information regarding the proposal be included in the 2002 proxy statement and proxy must ensure that such information is received by the Company in writing no later than November 30, 2001.

      Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for the Company's 2002 Annual Meeting of Stockholders, except in circumstances where
(i) the Company receives notice of the proposed matter no later than February 14, 2002, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of securities, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Other Business

      As of the date of this Proxy Statement, the Company knows of no other business to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying proxy.

Annual Report and Form 10-K

      A copy of the ICOS Corporation 2000 Annual Report, or the Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is being mailed to the Company's stockholders concurrently with this Proxy Statement, the proxy and the Notice of 2001 Annual Meeting of Stockholders. Stockholders not receiving a copy of such Annual Reports may obtain one without charge by submitting a written request to the Investor Relations Department at the Company's principal executive offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Paul N. Clark
                                          Paul N. Clark
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                           President
March 30, 2001
Bothell, Washington

                                                                      Exhibit A

                               ICOS CORPORATION

                            AUDIT COMMITTEE CHARTER

Mission Statement

      The Audit Committee will assist the Board of Directors in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company.

Organization

      The members of the Committee and its Chairperson shall be elected by the Board of Directors. The Committee shall be composed of at least three directors. The members of the Committee shall meet the independence and financial literacy and experience requirements set forth in the corporate governance standards of The Nasdaq Stock Market, Inc. ("Nasdaq"), as from time to time amended or supplemented, or similar requirements of such other securities exchange or quotation system as may from time to time apply to the Company. A director who does not meet these requirements may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that the individual's membership on the Committee is in the best interests of the Company and its stockholders, if permitted under applicable Nasdaq rules.

      The Committee should meet with management and the independent accountants in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

Responsibilities

      Recommend to the Board of Directors the selection, evaluation, and compensation of the independent accountants and, when appropriate, recommend their replacement. The Committee and the Board of Directors have the ultimate authority and responsibility with respect to these matters, as representatives of the stockholders of the Company. The independent accountants shall be ultimately accountable to the Board of Directors and the Committee.

      Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

      Actively engage in dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the accountants.

      Meet with the independent accountants and financial management to review the scope of the proposed independent audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit.

      Review with management and the independent accountants, as appropriate:

      . Financial statements and related footnotes and the independent accountants' report thereon, including their report on the adequacy and quality of systems of internal control and any significant recommendations they may offer to improve controls.

      . The independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in financial reporting.

      . The adequacy of the system of internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations.

      . Any serious difficulties or disputes with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management.

      . Other matters related to the conduct of the external audit which are communicated to the Committee under generally accepted auditing standards.

      Prepare a report to stockholders as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      Maintain minutes or other records of meetings and activities of the Committee.

      Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

      Review the Committee's charter on an annual basis and update as necessary.

      The responsibilities of a member of the Committee are in addition to those for a member of the Board of Directors. While the Committee has the responsibility and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Also, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the Company's corporate policies.

                                                                      Exhibit B

                               ICOS CORPORATION

                            1999 STOCK OPTION PLAN
                   Amended and Restated as of March 8, 2001

                              SECTION 1. PURPOSE

      The purpose of the ICOS Corporation 1999 Stock Option Plan (the "Plan") is to enhance the long-term stockholder value of ICOS Corporation, a Delaware corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                            SECTION 2. DEFINITIONS

      For purposes of the Plan, the following terms shall be defined as set forth below:

          "Board" means the Board of Directors of the Company.

          "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Corporate Transaction" has the meaning set forth in Section 11.2

          "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

          "Effective Date" means the date on which the Plan is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq Stock Market, the closing selling price for the Common Stock as reported by the Nasdaq Stock Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day; provided, however, that if there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

          "Good Reason" means the occurrence of any of the following events or conditions:

                  (a) the assignment to the Participant of any duties
            materially inconsistent with the Participant's position, authority, duties or responsibilities as in effect immediately prior to a

            Corporate Transaction or any other action by the successor corporation which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the successor corporation promptly after receipt of notice thereof given by the Participant;

                  (b) a reduction in the Participant's annual base salary;

                  (c) the successor corporation's requiring the Participant
            (without the Participant's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the successor corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

                  (d) the successor corporation's failure to provide the
            Participant with compensation and benefits at least equal in the aggregate (in terms of benefit levels and/or reward opportunities) to those provided for under any employee benefit plan, program or practice as in effect immediately prior to the Corporate Transaction, except for changes in general welfare and benefit plans in a manner consistent with similar plans applicable to the employees of the successor corporation and its affiliates in general, which changes on the whole (after consideration of any additional benefits provided after the consummation of the Corporate Transaction) are not material decreases; or

                  (e) any material breach by the successor corporation of its obligation to Participant under the Plan.

          "Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Option and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Options shall not defer the Grant Date.

          "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

          "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

          "Option" means the right to purchase Common Stock granted under
    Section 7.

          "Option Term" has the meaning set forth in Section 7.3.

          "Parent," except as otherwise provided in Section 8.4 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

          "Participant" means (a) the person to whom an Option is granted;
    (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) the person(s) to whom an Option has been transferred in accordance with Section 10.

          "Plan Administrator" means the Board or any committee or committees designated by the Board to administer the Plan under Section 3.1.

          "Related Corporation" means any Parent or Subsidiary of the Company.

          "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary," except as provided in Section 8.4 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

          "Termination Date" has the meaning set forth in Section 7.6.

                           SECTION 3. ADMINISTRATION

3.1 Plan Administrator

      The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange
Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2 Administration and Interpretation by Plan Administrator

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Option and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                     SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

      Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 10,000,000 shares. In addition, (a) any authorized shares not issued or subject to outstanding options under the Company's 1989 Stock Option Plan or its 1991 Stock Option Plan for Nonemployee Directors (the "Prior Plans") on the Effective Date and (b) any shares subject to outstanding options under the Prior Plans on the Effective Date that cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for shares), up to an aggregate maximum of 7,412,048 shares, shall, as of the date of stockholder approval of the Plan, cease to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Limitations

      Subject to adjustment from time to time as provided in Section 11.1, not more than 2,500,000 shares of Common Stock may be made subject to Options under the Plan to any individual in the aggregate in any consecutive three year period, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 Reuse of Shares

      Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                            SECTION 5. ELIGIBILITY

      Options may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Options may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services not in connection with the offer and sale of the Company's securities in a capital-raising transaction.

         SECTION 6. SETTLEMENT OF OPTIONS AND ACQUIRED COMPANY OPTIONS

6.1 Settlement of Options

      The Company may settle Options through the delivery of shares of Common Stock, cash payments, the granting of replacement Options or any combination thereof as the Plan Administrator shall determine. Any Option settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Option payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Option previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.2 Acquired Company Options

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for options issued under other plans, or assume under the Plan options issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding options of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such options shall be deemed to be Participants.

                  SECTION 7. TERMS AND CONDITIONS OF OPTIONS

7.1 Grant of Options

      The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated. Options may be granted singly or in combination.

7.2 Option Exercise Price

      The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% stockholder, the Option exercise price shall be as specified in Section 8.2.

7.3 Term of Options

      The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.5.

7.4 Exercise of Options

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

   Period of Participant's Continuous
              Employment or
     Service With the Company or Its
                 Related
   Corporations From the Option Grant      Percent of Total Option
                  Date                  That Is Vested and Exercisable
   ----------------------------------   ------------------------------
              After 1 month                         1/48th

   Each additional one-month period of       An additional 1/48th
            continuous service
           completed thereafter

              After 4 years                          100%

      Unless the Plan Administrator (or the Company's Chief Executive Officer in the case of Participants who are not subject to Section 16 of the Exchange
Act) determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent a Participant's hours of employment or service are reduced after the Grant Date.

      To the extent that the Option has vested and become exercisable, an Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time thereafter, in any combination of

          (a) cash or check;

          (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal in amount to the aggregate Option exercise price;

          (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

          (d) such other consideration as the Plan Administrator may permit.

      In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the Purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 Post-Termination Exercises

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

          (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date.

          (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

                  (i) the last day of the Option Term;

                  (ii) if the Participant's Termination Date occurs for
            reasons other than Cause, death, Disability or Retirement, the three-month anniversary of such Termination Date;

                  (iii) if the Participant's Termination Date occurs by reason of death or Disability, the one-year anniversary of such Termination Date; and

                  (iv) if the Participant's Termination Date occurs by reason of Retirement, the three-year anniversary of such Termination
            Date.

      Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and
(z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

      Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

      A Participant's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant that is evidenced by a written agreement between a Participant and the Company or a Related Corporation, shall not be considered a termination of employment or service relationship for purposes of this
Section 7. Employment or service relationship shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company or a Related Corporation in writing and if continued crediting of service for purposes of this Section 7 is expressly required by the terms of such leave or by applicable law (as determined by the Company). The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

      To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

      To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 More Than 10% Stockholders

      If an employee owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Attribution Rule

      For purposes of Section 8.2, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this
Section 8, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the Incentive Stock Option to the employee.

8.4 Eligible Employees

      Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.4, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.5 Term

      Except as provided in Section 8.2, the Option Term shall not exceed 10 years.

8.6 Exercisability

      An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.6, Disability shall mean "disability" as that term is defined for purposes of Section 422 of the Code.

8.7 Taxation of Incentive Stock Options

      In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.8 Promissory Notes

      The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                            SECTION 9. WITHHOLDING

      The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations (up to the maximum rate), in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Option or any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Participant to the Company or a Related Corporation.

                           SECTION 10. ASSIGNABILITY

      Options granted under the Plan shall not be transferable, pledgable or assignable other than (a) by will or the laws of descent and distribution or
(b) to the extent permitted by the Plan Administrator, in its sole discretion, and by Section 422 of the Code with respect to Incentive Stock Options, by gift or other transfer to either (i) any trust or partnership in which the original option recipient or such person's spouse or other immediate family member has a substantial beneficial interest or (ii) a spouse or other immediate family member; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option. During a Participant's lifetime, any Options granted under the Plan are personal to the Participant and are exercisable solely by the Participant or a permitted assignee or transferee. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Code with respect to Incentive Stock Options, the Plan Administrator may permit a Participant, during the Participant's lifetime, to designate a person who may exercise an Option after the Participant's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Participant by giving written notice to the Company revoking any earlier designation and making a new designation). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

            SECTION 11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

11.1 Adjustment of Shares

      The aggregate number and class of shares for which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and the limitations set forth in Section 4.2, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

11.2 Effect of Liquidation, Reorganization or Change in Control

      (a) Except as provided in subsection 11.2(b), upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted hereunder shall terminate, but the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Participant's Option in whole or in part whether or not the vesting requirements set forth in the Option agreement have been satisfied.

      (b) If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company) (each a "Corporate Transaction"), all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion determine that any or all such Options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 11.2(a). The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization.

      (c) Each converted option shall, immediately following the consummation of the Corporate Transaction, become fully vested and exercisable in whole or in part whether or not the vesting requirements set forth in the Option agreement have been satisfied, except that such acceleration shall not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any Corporate Transaction for which pooling of interests accounting treatment is sought by the Company. Such Options shall not so accelerate, however, if and to the extent that: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option for the purchase of shares of the capital stock of the successor corporation or its parent corporation or
(ii) such Option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent corporation. Any such Options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Participant's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the successor corporation for Cause or by the Participant voluntarily without Good Reason.

      (d) Upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, each Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to such assumed or equivalent option.

11.3 Fractional Shares

      In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

11.4 Determination of Board to Be Final

      All Section 11 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                 SECTION 12. AMENDMENT AND TERMINATION OF PLAN

12.1 Amendment of Plan

      The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

12.2 Termination of Plan

      The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan's adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

12.3 Consent of Participant

      The amendment or termination of the Plan or the amendment of an outstanding Option shall not, without the Participant's consent, impair or diminish any rights or obligations under any Option theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to
Section 11 shall not be subject to these restrictions.

                              SECTION 13. GENERAL

13.1 Evidence of Options

      Options granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

13.2 No Individual Rights

      Nothing in the Plan or any Option granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation of the Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

13.3 Registration

      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws. To the extent that the Plan or any instrument evidencing an Option provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.4 No Rights as a Stockholder

      No Option shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option.

13.5 Compliance With Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

13.6 Participants in Foreign Countries

      The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Options granted to Participants employed in such countries and to meet the objectives of the Plan.

13.7 No Trust or Fund

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.8 Severability

      If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

13.9 Choice of Law

      The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

                          SECTION 14. EFFECTIVE DATE

      The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption.

PROXY

                               ICOS Corporation
                           22021 - 20th Avenue S.E.
                           Bothell, Washington 98021

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul N. Clark, Gary L. Wilcox and Walter B. Wriston as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ICOS Corporation held of record by the undersigned on March 8, 2001 at the annual meeting of stockholders to be held on May 4, 2001 or any adjournment or postponement thereof.

      (Continued, and to be marked, dated and signed on the other side.)


                           . FOLD AND DETACH HERE .

Please mark   [X]
your votes
as indicated


The Board of Directors recommends a vote "FOR" the nominees in Item 1 and "FOR"
                                Items 2 and 3.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. if no direction is made, this proxy will be voted FOR Items, 1, 2 and 3.

                                      FOR all                    WITHHELD
                               nominees listed below           AUTHORITY to
                              (except as marked to the     vote for all nominees
                                  contrary below)              listed below
1.  ELECTION OF DIRECTORS:              [ ]                         [ ]
    (Instruction: To withhold
    authority to vote for any
    individual nominee strike a
    line through the nominee's
    name.)

    Class 2 Paul N. Clark,
            William H. Gates III,
            Robert W. Pangia

                                                         FOR   AGAINST   ABSTAIN
2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE 1999         [ ]     [ ]       [ ]
    STOCK OPTION PLAN to increase the number of shares authorized under the Plan.

3.  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as    [ ]     [ ]       [ ]
    the Company's independent public accountants for fiscal year 2001.

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                    Dated                                 , 2001
                                         ---------------------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature if held jointly

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
             USING THE ENCLOSED ENVELOPE.


                            . FOLD AND DETACH HERE .